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H.B. Fuller Company                                                    Exhibit 5
Corporate Headquarters

Office:  1200 Willow Lake Boulevard
         St. Paul, MN 55110-5101
Mail:    P.O. Box 64683
         St. Paul, MN 55164-0683
Facsimile:  (651) 236-5800


September 24, 2002

H.B. Fuller Company
1200 Willow Lake Boulevard
St. Paul, Minnesota  55110-5101

         Re:      Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

         I am Associate General Counsel and Assistant Secretary of H.B. Fuller Company (the "Corporation") and, as such, I and the attorneys that I supervise have acted as counsel for the Corporation in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed offer and sale of the following securities (the "Securities") of the Corporation having an aggregate initial offering price of up to $500,000,000:

         (i) unsecured debt securities (the "Debt Securities"), issuable directly or upon exercise of Warrants (as defined below);

         (ii) preferred stock (the "Preferred Stock"), of the Corporation, interests in which may be evidenced by appropriately prepared depositary shares (the "Depositary Shares"), issuable directly or upon exercise of Warrants (as defined below);

         (iii) common stock, $1.00 par value per share (the "Common Stock") of the Corporation, issuable directly or upon conversion of Debt Securities, Preferred Stock or Depositary Shares, or upon exercise of Warrants (as defined below), including Common Stock purchase rights that are not exercisable or evidenced separate from the Common Stock prior to the occurrence of certain events; and

         (iv) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (collectively, the "Warrants"); and

         (v) units comprised of one or more of the above-referenced securities offered together in different combinations (the "Units").

         The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus

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(collectively, the "Prospectus") constituting a part of the Registration
Statement, and in the Registration Statement.

         The Debt Securities are to be in the forms filed as Exhibits 4(g) and 4(h) to the Registration Statement, whichever is appropriate and with appropriate insertions, and are to be issued under one or more indentures in the form filed as Exhibit 4(f) to the Registration Statement, with appropriate insertions (an "Indenture"), to be entered into by the Corporation and a trustee or trustees to be named by the Corporation. The shares of Preferred Stock are to be evidenced by the forms of preferred stock certificate filed as Exhibits 4(j) and 4(k) to the Registration Statement, whichever is appropriate and with appropriate insertions. Each series of Preferred Stock is to be issued under the Corporation's Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), and a certificate of designations in the form filed as Exhibit 4(i) to the Registration Statement (a "Certificate of Designations") to be approved by the Board of Directors of the Company or a committee thereof and filed with the Secretary of State of the State of Minnesota (the "Minnesota Secretary of State") in accordance with Section 302A.401 of the Minnesota Business Corporation Act. The Depositary Shares are to be issued under a deposit agreement in the form filed as Exhibit 4(l) to the Registration Statement, with appropriate insertions (the "Deposit Agreement"), to be entered into by the Corporation, a depositary to be named by the Corporation, and the holders from time to time of depositary receipts evidencing Depositary Shares. The Common Stock is to be evidenced by the form of common stock certificate filed as
Exhibit 4(p) to the Registration Statement, with appropriate insertions, and issued under the Articles of Incorporation. The Warrants are to be issued under warrant agreements in the forms filed as Exhibits 4(m), 4(n) and 4(o) to the Registration Statement, whichever is appropriate and with appropriate insertions (the "Warrant Agreements"), to be entered into by the Corporation and warrant agents to be named by the Corporation.

         As part of the corporate action taken and to be taken in connection with the issuance of the Securities (the "Corporate Proceedings"), the Board of Directors will, before they are issued, authorize the issuance of any Securities, and certain terms of the Securities to be issued by the Corporation from time to time will be approved by the Board of Directors of the Corporation or a committee thereof or certain authorized officers of the Corporation.

         I, or attorneys that I supervise, have examined or are otherwise familiar with the Articles of Incorporation, the By-Laws of the Corporation, as amended, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing and the assumptions that follow, I am of the opinion that:

         (i) upon the execution and delivery by the Corporation of an Indenture and the completion of all required Corporate Proceedings relating thereto, such Indenture will become a valid and binding obligation of the Corporation;

         (ii) upon (a) the execution and delivery by the Corporation of the applicable Indenture, (b) the completion of all required Corporate Proceedings relating to the issuance of Debt Securities, (c) the due execution and delivery of such Debt Securities, and (d) the due authentication of such Debt Securities by a

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         duly appointed trustee, such Debt Securities will be valid and binding obligations of the Corporation;

         (iii) upon (a) the due authorization, execution, acknowledgment, delivery and filing by the Corporation with, and recording by, the Minnesota Secretary of State of the applicable Certificate of Designations, (b) the completion of all required Corporate Proceedings relating to the issuance of Preferred Stock, and
                  (c) the due execution, issuance and delivery of certificates representing the Preferred Stock pursuant to such Certificate of Designations, the Preferred Stock will be validly authorized and issued, fully paid and non-assessable;

         (iv) upon (a) the completion of all required Corporate Proceedings relating to the issuance of Depositary Shares, (b) the due execution and delivery of a Deposit Agreement, and (c) the due execution and delivery by the Corporation of receipts evidencing interests in the Depositary Shares, the Deposit Agreement will be a valid and binding agreement of the Corporation and the Depositary Shares will be validly authorized and issued, fully paid and non-assessable;

         (v) upon (a) the completion of all required Corporate Proceedings relating to the issuance of Common Stock, and (b) the execution, issuance and delivery of the certificates representing Common Stock, the Common Stock will be validly authorized and issued, fully paid and non-assessable; and

         (vi) upon (a) the completion of all required Corporate Proceedings relating to the issuance of Warrants, (b) the due execution and delivery of Warrant Agreements, (c) the due execution and delivery of the related Warrants, and (d) the due authentication of the related Warrants by the Warrant Agent, such Warrants will be legally issued, valid and binding obligations of the Corporation.

         The foregoing opinions assume that (a) the consideration designated in the applicable Corporate Proceedings for any Security shall have been received by the Corporation in accordance with applicable law; (b) the applicable Indenture and any Deposit Agreement or Warrant Agreement shall have been duly authorized, executed and delivered by all parties thereto other than the Corporation; (c) the Registration Statement shall have become effective under the Securities Act; and (d) the applicable Indenture shall have become qualified under the Trust Indenture Act of 1939, as amended.

         Without limiting any other qualifications set forth herein, to the extent they relate to enforceability, each of the foregoing opinions is subject to the limitation that the provisions of the referenced instruments and agreements may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer and other such laws of general application affecting the enforcement of creditors' rights and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and to the effect of generally applicable laws that (a) limit the availability of a remedy under certain circumstances where another remedy has been elected, (b) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent

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the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (c) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or (d) provide for the enforcement of oral waiver or modifications where a material change in position in reliance thereon has occurred or provide that a course of performance may operate as a waiver.

         I have also assumed (a) the accuracy and truthfulness of all public records of the Corporation and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Corporation acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings, (c) the legal capacity of natural persons who are involved on behalf of the Corporation to enter into and perform the referenced instrument or agreement or to carry out their role in it, (d) the satisfaction by each party to the referenced instrument or agreement (other than the Corporation) of those legal requirements that are applicable to it to the extent necessary to make the referenced instrument or agreement enforceable against it, (e) the compliance by each party to the referenced instrument or agreement (other than the Corporation) with all legal requirements pertaining to its status as such status relates to its rights to enforce such instrument or agreement against the Corporation, (f) the accuracy and completeness of each document submitted for review and the authenticity of each such document that is an original or, if such document is a copy, its conformance to an authentic original, (g) the absence of any mutual mistake of fact or misunderstanding, fraud, duress or undue influence, and (h) the compliance of the conduct of the parties to the referenced instrument or agreement with any requirement of good faith, fair dealing and conscionability.

         I express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota and the federal laws of the United States of America.

         The opinions herein expressed are limited to the specific issues addressed and to laws existing on the date hereof. By rendering this opinion, I do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof which may occur after the date hereof.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption "Legal Opinions" with respect to the matters stated therein without implying or admitting that I am an "expert" within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Steven E. Suckow

Steven E. Suckow
Associate General Counsel and Assistant Secretary

cc:  Sonia A. Shewchuk, Faegre & Benson